Exhibit 99.1

COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP

TRAVIS E. DOWNS III (148274)

BENNY C. GOODMAN III (211302)

655 West Broadway, Suite 1900

San Diego, CA 92101

Telephone: 619/231-1058

619/231-7423 (fax)

travisd@csgrr.com

bgoodman@csgrr.com

– and –
SHAWN A. WILLIAMS (213113) AELISH M. BAIG (201279) 100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax) swilliams@csgrr.com abaig@csgrr.com	SCOTT + SCOTT LLP ARTHUR L. SHINGLER III (181719) 600 B Street, Suite 1500 San Diego, CA 92101 Telephone: 619/233-4565 619/233-0508 (fax) ashingler@scott-scott.com

Co-Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re MARVELL TECHNOLOGY GROUP LTD. DERIVATIVE LITIGATION	) ) )	Master File No. C-06-03894-RMW(RS) NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION
This Document Relates To: ALL ACTIONS.	) ) ) ) )

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF MARVELL TECHNOLOGY GROUP, LTD (“MARVELL” OR THE “COMPANY”) AS OF MARCH 20 2009 (THE “RECORD DATE”) (“CURRENT MARVELL SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THE ACTION. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD MARVELL COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) in the Action. This Notice is provided by Order of the United States District Court for the Northern District of California, San Jose Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement of the Action, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the Action styled In re Marvell Technology Group, Ltd. Derivative Litigation, Master File No. C-06-03894-RMW (RS). Lead Plaintiff UNITE HERE National Retirement f/k/a Alaska Hotel & Restaurant Employees Pension Trust Fund (“Alaska” or “Plaintiffs”), Defendants Sehat Sutardja, Pantas Sutardja, George A. Hervey, Weili Dai, John M. Cioffi, Kuo Wei (Herbert) Chang, Paul R. Gray, Douglas R. King, Arturo Krueger, Manuel Alba, Diosdado Banatao, Ronald Verdoorn, and Avigdor Willenz (“Individual Defendants”), and Marvell Technology Group Ltd. (“Marvell” or the “Company”) (Marvell and the Individual Defendants collectively, “Defendants”) have agreed upon terms to settle the Action and have signed a written Stipulation of Settlement (“Stipulation”) setting forth those settlement terms.

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On July 17, 2009, at 9:00 a.m., the Court will hold a hearing (the “Final Hearing”) in the Action. The purpose of the Final Hearing is to determine: (i) whether the dismissal of the Action, pursuant to the Stipulation, should be approved by the Court and a final judgment entered; (ii) whether the Fee Award (as defined below) should be approved by the Court; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	SUMMARY OF THE ACTION

On June 22, 2006 and July 17, 2006, Plaintiffs Alaska and Yen Shei filed, respectively, Verified Shareholder Derivative Complaints against certain current and former directors and officers of Marvell for the alleged granting of backdated stock options. A shareholder derivative action is a lawsuit brought by a shareholder on behalf of, and for the benefit of, the corporation. The shareholder brings an action in the name of the corporation against the parties alleged to have caused or to be causing harm to the corporation. On August 17, 2006, the Court entered an order consolidating for all purposes the related actions and appointing Alaska as Lead Plaintiff and appointing Lead Counsel.1

On October 2, 2006, Marvell disclosed that it would need to restate historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option grants and that the historical financial statements and all earnings press releases and similar communications for the periods beginning on or after Marvell’s initial public offering in June 2000 should no longer be relied upon. Subsequently, Marvell disclosed that it had recorded a non-cash charge of approximately $327 million to correct errors in the accounting for stock-based compensation for the period from fiscal year 2000 through fiscal year 2006.

On November 1, 2006, Plaintiffs filed their Consolidated Verified Shareholder Derivative Complaint (“Consolidated Complaint”). Generally, Plaintiffs allege that the Individual Defendants

[1]

On October 17, 2006, the Court consolidated a subsequent derivative action filed by Joseph Marinelli, Case No. C-06-04708-RMW, with In re Marvell Technology Group Ltd. Derivative Litigation. On May 1, 2007, after briefing and a hearing on the matter, the Court consolidated another subsequent derivative action filed by Alfred E. Ronconi, Case No. C-07-00892-RMW, with In re Marvell Technology Group Ltd. Derivative Litigation. These subsequently filed and consolidated cases are included in this definition of “Action.”

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breached their fiduciary duties to the Company by allegedly participating in the backdating of stock options and/or receiving backdated options, unjustly enriched themselves, misused inside information to engage in stock transactions, wasted corporate assets, mismanaged the corporation, and violated Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and SEC Rules 10b-5 and 14a-9 promulgated thereunder, by causing Marvell to issue false proxy statements and other SEC reports.

On January 16, 2007, Marvell moved to dismiss the Action pursuant to Rules 12(b)(1) and 12(b)(6) of the Federal Rules of Civil Procedure on the grounds that, under the law of Bermuda (the jurisdiction in which Marvell is incorporated), Plaintiffs lack standing to bring the Action and, even if Plaintiffs were to establish standing, Marvell’s Board of Directors had empowered an independent Special Committee Regarding Derivative Litigation (“Special Committee”) to review and determine whether to terminate, compromise or prosecute the claims brought by Plaintiffs. In the alternative, Marvell moved to stay all proceedings in the Action on the grounds that, under Bermuda law the Court should allow the Special Committee to complete its work.

On June 6, 2007, pursuant to stipulation of the parties, the Court continued the hearing on Marvell’s Motion to Dismiss so that the parties could consider mediation and potential resolution of the Action. Thereafter, Lead Counsel and Marvell met and engaged in extensive discussions concerning Marvell’s stock option grants and its stock option granting policies and practices. They also discussed at length Marvell’s corporate governance and internal controls, and exchanged proposals related to enhancing both areas of Marvell’s operations. Lead Counsel and Marvell also engaged in an exchange of information in furtherance of settlement negotiations.

Counsel for Lead Plaintiff, Marvell, Sehat Sutardja, Pantas Sutardja, Weili Dai, Herbert Chang, and George A. Hervey engaged in extensive arm’s-length negotiations and discussions with regard to the possible settlement of the Action, including a formal mediation before the Honorable Layn Phillips, United States District Judge (Ret.) on November 13, 2007. With the assistance of Judge Phillips, the Parties by and through their counsel, engaged in extensive additional arm’s-length negotiations and in further good-faith discussions with regard to the possible settlement of the Action. The Parties ultimately reached an agreement-in-principle to settle the Action, subject to

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Court approval, on the terms set forth in the Stipulation. As a result of the Settlement, Marvell has received or will receive cash payments and other consideration with an agreed-upon aggregate value of $54,994,726, plus significant and valuable enhancements made to its corporate governance structure and internal controls.

The Marvell Board of Directors has determined in its business judgment, that the Settlement is fair, reasonable, adequate and in the best interest of Marvell and Current Marvell Shareholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

To resolve the Action, and solely as a result of it, the Parties agreed as set forth in the Stipulation as follows:

1. Monetary Relief. In connection with the Settlement of the Action, Plaintiffs and Defendants agree that Marvell has received or will receive cash payments, and certain Individual Defendants have relinquished value and/or waived certain rights, which shall include (a) cash payments from and/or the relinquishment of value by certain defendants totaling $49,994,726 in value, and (b) a cash payment of $5,000,000 from the proceeds of a settlement with Defendants’ directors’ and officers’ liability insurance carriers to be used by the Company in connection with any resolution of a pending securities class action captioned In re Marvell Technology Group Ltd. Securities Litigation, as set forth below:

(a) Defendants Sehat Sutardja, Dai, Hervey and Pantas Sutardja paid the sum of $9,609,000 in cash to Marvell, which represents the amount by which the re-measured price of certain exercised options exceeded the amount these defendants paid Marvell when the said options were exercised.

(b) Defendants Dai and Hervey forfeited 666,667 and 760,000 unvested options, respectively, with an aggregate intrinsic value of $9,534,000, calculated by subtracting the re-

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measured strike price for each option from the last closing price of Marvell’s common stock prior to the date they were forfeited.

(c) Defendant Sehat Sutardja forfeited to Marvell 500,000 pre-split shares (2,000,000 post-split shares) of his December 26, 2003 stock option grant, with an intrinsic value of $13,380,000, calculated by subtracting the re-measured strike price for each option from the last closing price of Marvell’s common stock prior to the date they were forfeited. These forfeited shares represent the portion of the December 26, 2003 stock option grant to Sehat Sutardja that mistakenly exceeded the level authorized under the applicable stock option plan for the given year.

(d) Following his resignation, Marvell did not extend the time for defendant Hervey to exercise 304,560 vested options. Accordingly, defendant Hervey forfeited to Marvell these expired options, with an intrinsic value of $2,744,000, calculated by subtracting the re-measured strike price for each option from the last closing price of Marvell’s common stock prior to the date they expired.

(e) Defendants Sehat Sutardja, Dai, Hervey and Pantas Sutardja increased the exercise prices of 3,000,000, 2,083,334, 790,880, and 2,518,332 unexercised options, respectively, with an aggregate intrinsic value of $14,727,726. The exercise price of such options was increased so as to equal the fair market value of Marvell common stock on the re-measurement date.

2. Corporate Governance Reforms. Lead Plaintiffs and Marvell have conducted extensive negotiations over an extended period of time and have reached agreement regarding certain Corporate Governance Reforms related to, among other things, the Company’s board of directors and management composition, stock option granting practices and procedures, and public disclosure policies and practices. Consequently, during the pendency of and in connection with the settlement of the Action, the Company has, or within one hundred twenty (120) days of final court approval of the Settlement shall, adopt the Corporate Governance Reforms set forth below, which shall remain operative for a period of four years from the date of each reform’s implementation unless otherwise specified.

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Board and Management Composition and Structure

(a) The Board of Directors shall designate either an independent Chairman or an independent Lead Director (if it retains an executive Chairman), using its discretion to determine from time to time which of these alternatives is in the best interests of the Company. In the event the Company does not have an independent Chairman, the independent members of the Board shall elect an independent director to act in a lead capacity to assist the Chairman and to enhance and improve coordination with and among the independent directors, as described below. The Lead Director shall have the responsibility to work to achieve best governance practices within the Board and to improve the Board’s overall effectiveness, consistent with the best interests of the Company’s shareholders. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Director’s role), the specific responsibilities of the Lead Director are the following:

(i) Develop the agenda for, and moderate executive sessions of the Board’s independent directors, and help promote good communication between the independent directors and the Chairman and/or Chief Executive Officer;

(ii) Chair meetings of the Board in the absence of the Chairman;

(iii) Make recommendations to the Chairman regarding the appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

(iv) Jointly with the Chairman set agendas for Board meetings and make recommendations to the Chairman regarding the structure of Board meetings;

(v) Make recommendations to the Chairman in assessing the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; and

(vi) Coordinate with the Governance Committee of the Board and corporate counsel to promote a thorough annual self-assessment by the Board and its committees.

(b) Defendant Weili Dai resigned from the Board.

(c) Defendant Hervey, Marvell’s then-Chief Financial Officer, resigned.

(d) Marvell terminated Matt Gloss, the Company’s then-General Counsel.

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(e) Defendant Weili Dai resigned from her position as Executive Vice President and Chief Operating Officer.

(f) Marvell shall create the position of Director of Compliance who shall report directly to the Audit Committee of the Board.

(g) Marvell hired a new Chief Financial Officer and a new General Counsel. Marvell will hire a Chief Operating Officer following an industry-wide search.

(h) Marvell hired and will continue to hire additional, qualified personnel in the Finance Department with the depth and breadth of knowledge to support planned operations.

Stock Option Policies and Procedures

(i) Marvell dissolved the Stock Option Committee in April 2007.

(j) Marvell’s Board, excluding interested directors, shall recommend all stock option grants to Section 16 officers, which will then be granted by the Executive Compensation Committee (“ECC”).

(k) The ECC comprised of independent directors, makes all stock option grants to employees and non-employees.

(l) The Audit Committee Charter has been amended to include oversight of agreed upon standards pursuant to and defined by the applicable Statements of Auditing Standards, with respect to the Company’s stock option granting process by Marvell’s external auditors or other independent public accounting firm.

(m) Marvell’s Board has adopted a new policy regarding the granting of equity-based awards.

(n) Procedures related to the grant of new hire and secondary equity awards include, among other things, the following:

(i) All unanimous written consents shall carry a date of when each signatory signed the consent.

(ii) All proposed equity awards shall be reviewed by Human Resources, Legal, Finance, and Internal Audit Departments before they are granted by the Board or ECC.

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(iii) All details of proposed equity awards, including name, number of options, and vesting schedule, shall be finalized and communicated to the ECC prior to each monthly meeting in which grants are made.

(iv) Notices of stock option grants shall be made promptly to award recipients following the monthly grant.

(v) The exercise price of stock options shall be priced at no less than the fair market value of Marvell’s common shares on the date of the ECC meeting or, at no less than the fair market value of Marvell’s common shares on a prospective date set by the ECC. For these purposes, the meaning of “fair market value” shall follow or be substantially similar to the definition of “fair market value” in the Marvell Technology Group, Ltd. Amended and Restated 1995 Stock Option Plan, which states: “[A]s of any date, the value of common Stock is determined as follows: (i) If the Common Stock is quoted on an established stock exchange or national market system, including without limitation the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System, Fair Market Value shall be the closing sales price (or the closing bid, if no sales are reported) as quoted on that exchange or system for the day of the determination, as reported in The Wall Street Journal or an equivalent source, or if the determination date is not a trading day, then on the most recent preceding trading day; (ii) If the Common Stock is quoted on NASDAQ (but not on the National Market System) or regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of the determination, or on the most recent preceding trading day if the determination date is not a trading day; or (iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Administrator.”

(vi) Decisions of the ECC shall be documented by minutes.

(o) Marvell has implemented an automation project of the stock option granting process to reduce manual validation work over multiple employee databases.

(i) For new hire grants – All offers to recruits are made through the Virtual Edge pre-hire system. Data in Virtual Edge is automatically captured in Oracle once the

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offer is made. Data is extracted from Oracle and put in a report for the ECC meeting. Data in Oracle is locked following ECC meeting.

(ii) For evergreen grants – Vice Presidents enter recommended grants directly into Oracle. Data is extracted from Oracle and put in a report for the ECC meeting. Data in Oracle is locked following ECC meeting.

(p) Marvell offers assistance to the Company’s Section 16 insiders to help them timely file their Forms 4.

Public Disclosure, Document Retention and Other Policy Changes

(q) Marvell has amended its Audit Committee Charter to include duties with respect to the Company’s disclosures with the SEC.

(r) Marvell adopted enhancements to the process undertaken by the Board and Audit Committee in connection with the finalization of annual reports on Form 10-K.

(s) Marvell Board minutes shall be approved and signed by each Board member.

(t) Marvell’s Board shall adopt a records retention policy.

(u) Each committee of the Board shall continue to maintain a written charter and any newly-formed committees shall adopt a written charter.

Training and Education

(v) Marvell shall create annual training events for directors.

(w) For 2008 and 2009, Marvell directors shall be encouraged to attend third-party director training programs or equivalent training events provided by the Company. For example, former directors King and Gray and current directors Pantas Sutardja and Krueger attended the Stanford Directors’ College in June 2007.

(x) Marvell shall provide comprehensive training events for the Board.

(y) Marvell shall provide comprehensive training events for senior management. For example, in January 2008, the Company held a full-day training session for senior executives on legal and business ethics taught by Professor Robert M. Daines, Pritzker Professor of Law and Business at Stanford University.

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(z) Marvell has developed and implemented a training program for all personnel involved in stock compensation matters, including employees in Stock Administration, Finance, Legal and Human Resources.

(aa) Marvell developed a custom curriculum for Sehat Sutardja, including financial, legal and management matters which will at least in part be taught by Professor Daines.

(bb) Marvell shall create an annual refresher curriculum for Sehat Sutardja.

(cc) Marvell developed a training program for Weili Dai.

(dd) Marvell developed self-assessments for the Board.

Annual Elections and Voting Procedures

(ee) At the next annual general meeting of shareholders, the Company shall recommend annual election of directors, with such annual election to be implemented with respect to current directors no later than as each current director’s terms ends.

(ff) At the next annual general meeting of shareholders, the Company shall recommend majority voting for director elections (i.e., candidate must receive majority of votes cast, including abstentions, to be elected).

New Directors

(gg) Marvell agreed to appoint three new independent directors to fill existing vacancies and is actively searching for qualified new directors. Two new independent directors, Juergen Gromer and John Kassakian, have been appointed to the Board, and Marvell is actively searching for additional qualified new directors. The Nominating Committee shall solicit recommendations for directors from 5% shareholders and consider them in good faith; annually, the Nominating Committee shall have a dialogue with 5% shareholders to review the nominating process and the results of their prior recommendations.

Executive Compensation

(hh) To the extent a cash bonus plan will be provided to incumbent Section 16 officers from time to time, the Executive Compensation Committee shall develop objective metrics for any such plan.

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(ii) The Company shall adopt a policy providing for repayment of a bonus made to Chief Executive Officer and/or Chief Financial Officer for a period in which results are restated, where the bonus was made as a result of those restated results and there is a finding by a majority of the members of the Board of Directors at the time of the restatement that restatement was due to gross recklessness or intentional misconduct of either Chief Executive Officer or Chief Financial Officer, respectively.

(jj) The Company shall adopt a policy of not re-pricing incentive stock options absent shareholder approval (unless necessary to correct administrative errors).

(kk) The Company shall continue to provide in equity incentive plans that unvested stock options lapse upon a service provider’s termination.

Marvell and the Individual Defendants acknowledge and agree that the Action filed by Plaintiffs was a material factor in the return of cash to Marvell and the cancellations, expirations and repricings of stock options, and in the decision by the Company to adopt, implement and maintain the Corporate Governance Reforms set forth above.

3. The Stipulation also provides for the entry of judgment dismissing the Action against the Individual Defendants and Marvell with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known and unknown claims that have been or could have been brought in any court by the Plaintiffs in the Action or by Marvell, or any of its shareholders, individually or derivatively, against the Individual Defendants and Marvell arising out of or relating to the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions or failures to act that were alleged or could have been alleged in the Action. The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by the Defendants against Plaintiffs or Plaintiffs’ Counsel arising out of, relating to or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. This release does not include the claims asserted in a pending consolidated shareholder class action lawsuit captioned In re Marvell Technology Group Ltd. Securities Litigation, Case No. C-06-06286 RMW, for violations of Sections 10(b) and 20(a) of the Securities Exchange Act, and Rule 10b-5 promulgated thereunder.

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IV.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the monetary and corporate governance terms set forth in Section III, Lead Counsel for Plaintiffs and Marvell, with the assistance of Judge Phillips, negotiated the attorneys’ fees that the Company would pay to Counsel for Plaintiffs in the Action (the “Fee Award”). In recognition of the substantial benefit conferred, Marvell has agreed to pay Plaintiffs’ counsel, as part of the Settlement, fees and expenses in the sum of $16 million. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Marvell. The Fee Award will compensate Plaintiffs’ Counsel for the results achieved in the Action, and the risks of undertaking the prosecution of the Action on a contingent basis.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Parties believe that the Settlement is in the best interests of the Parties to the Action, Marvell, and Current Marvell Shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action. Among other things, this included the production of non-public documents by Marvell to Plaintiffs. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of Plaintiffs, Current Marvell Shareholders and Marvell against the Individual Defendants and the potential defenses thereto.

Based upon their investigation as set forth above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiffs, Current Marvell Shareholders, and Marvell, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current Marvell Shareholders and Marvell have received or will receive from the Settlement, (b) the attendant risks of continued litigation of the Action, and (c) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiffs and their counsel considered the significant litigation risk inherent in this shareholder derivative Action. The law imposes significant burdens on plaintiffs for pleading

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and proving a shareholder derivative claim. While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for Marvell and Current Marvell Shareholders.

B.	Why Did the Defendants Agree to Settle?

The Defendants have strenuously denied, and continue strenuously to deny each and every allegation of liability made against them in the Action, and assert that they have meritorious defenses to those claims, that they acted in good faith at all relevant times and in a manner they reasonably believed was in the best interests of Marvell and its shareholders, and that judgment should be entered dismissing all claims against them with prejudice. In addition, the Defendants have maintained that this Action may not proceed as a matter of applicable Bermuda law. Marvell and the Individual Defendants have denied and continue to deny that the Plaintiffs have standing to pursue this Action on behalf of the Company’s shareholders. The Defendants have thus entered into the Stipulation without admitting any wrongdoing or liability whatsoever or conceding that these claims may be properly maintained in the United States.

VI.	HEARING

On July 17, 2009, at 9:00 a.m., the Court will hold the Final Hearing at the United States District Court for the Northern District of California, San Jose Division, United States Courthouse, 280 South First Street, San Jose, California 95113. At the Final Hearing, the Court will consider whether the Settlement, including payment of Plaintiffs’ Counsel’s attorneys’ fees in the amount negotiated by the parties with the assistance of Judge Phillips should be finally approved and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

VII.	RIGHT TO ATTEND FINAL HEARING

Any Current Marvell Shareholder may, but is not required to, appear in person at the Final Hearing. If you want to be heard at the Final Hearing in opposition to the Settlement or the Fee Award in the Action, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice.

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Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court. CURRENT MARVELL SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Final Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. Proof of being a Current Marvell Shareholder as of the Record Date;

3. The date(s) you acquired your Marvell shares;

4. A statement of your specific position with respect to the matters to be heard at the Final Hearing, including a statement of each objection being made;

5. The grounds for each objection or the reasons for your desiring to appear and to be heard;

6. Notice of whether you intend to appear at the Final Hearing (this is not required if you have lodged your objection with the Court); and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Final Hearing and the subject(s) of their testimony. The Court will not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Mail or Hand Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN July 3, 2009. The Court Clerk’s address is:

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U.S. District Clerk

Northern District of California, San Jose Division

280 South First Street

San Jose, CA 95113

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND COUNSEL FOR MARVELL SO THEY ARE RECEIVED NO LATER THAN July 3, 2009. Counsel’s addresses are:

Jeffrey D. Light Coughlin Stoia Geller Rudman & Robbins LLP 655 West Broadway, Suite 1900 San Diego, CA 92101 619/231-1058 800/449-4900	Boris Feldman WILSON SONSINI GOODRICH & ROSATI, P.C. 650 Page Mill Road Palo Alto, CA 94304-1050 Telephone: 650/493-9300
David R. Scott SCOTT + SCOTT LLP 108 Norwich Avenue Colchester, CT 06415 860/537-5537 800/404-7770	Counsel for Marvell Technology Group, Ltd.

Plaintiffs’ Counsel

Counsel for Marvell shall forward any written objections they receive to counsel for the Individual Defendants. The Court will not consider any objection that is not timely filed with the Court or not timely delivered to Plaintiffs’ Counsel and counsel for Marvell.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. Although the Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.

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You may inspect the Stipulation and other papers in the Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at 280 South First Street, San Jose CA 95113. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ Counsel, Jeffrey D. Light at 800-449-4900 and/or at the address set forth above.

DATED: May 21, 2009	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA, SAN JOSE DIVISION

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